EXHIBIT 4.1
FIRST AMENDMENT AGREEMENT
     This First Amendment Agreement (this “Agreement”) is entered into as of March 2, 2009, by and among Lehman Brothers Commercial Bank (the “Exiting Lender”), the Lenders party hereto, Deutsche Bank AG New York Branch, in its capacity as the Administrative Agent under the Credit Agreement referred to below and Time Warner Cable Inc. (the “Borrower”). Defined terms in the Credit Agreement (defined below) have the same meanings where used herein, unless otherwise defined.
RECITALS
     WHEREAS, the Borrower, the Administrative Agent, the lenders party thereto (including the Exiting Lender) and certain other parties thereto have entered into the Credit Agreement dated as of June 30, 2008 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);
     WHEREAS the Borrowing of the Loans provided for under the Credit Agreement has not yet occurred;
     WHEREAS, the Borrower and the Exiting Lender have agreed to terminate the Exiting Lender’s Commitment and have requested that the Administrative Agent and the other Lenders agree to certain amendments to the Credit Agreement in connection therewith; and
     WHEREAS, the Administrative Agent and the Lenders party hereto, constituting at least the Required Lenders, have agreed to such termination and such requested amendments, subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. Commitment Termination; Related Adjustments
     (a) Notwithstanding anything to the contrary in Section 2.08 of the Credit Agreement, on the Effective Date (as defined below) the Tranche I Term Commitment of the Exiting Lender and the Tranche II Term Commitment of the Exiting Lender (both of which the parties hereto acknowledge are unused as of the Effective Date) shall each be reduced to zero ($0.00) (the “Commitment Termination”), without any increase or decrease in the Commitment of any other Lender.
     (b) Immediately following the Commitment Termination, the Applicable Percentage of the Exiting Lender shall automatically be reduced to zero percent (0%) and the Applicable Percentage of each other Lender shall automatically be increased ratably such that the sum of the Applicable Percentages of Lenders other than the Exiting Lender shall total one hundred percent (100%).
     (c) From and after the Effective Date, the Exiting Lender shall no longer be a party to the Credit Documents and shall have no further obligation to fund any amount or extend any credit to or for the benefit of the Borrower or its Affiliates pursuant to the Credit Documents.
     2. Concerning Fees
     (a) The Exiting Lender has been paid the Commitment Fee accrued for its account through and including December 31, 2008 in accordance with the Credit Agreement.
     (b) Notwithstanding anything to the contrary in the Credit Agreement, the Exiting Lender shall not be entitled to, and hereby waives, the Commitment Fee accrued for its account in respect of the average daily amount of its undrawn Commitment during the period from and including January 1, 2009 to and including the Effective Date.
     3. Agreement on Future Commitments. The Exiting Lender hereby agrees that, following the Commitment Termination, it shall not acquire any Commitment under the Credit Agreement without the prior written consent of the Borrower.
     4. Representations and Warranties.
     (a) The Exiting Lender hereby represents and warrants that it is legally authorized to enter into this Agreement, and this Agreement has been duly executed and delivered by the Exiting Lender and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
     (b) The Borrower hereby represents and warrants that (i) it is legally authorized to enter into this Agreement, and this Agreement has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms and (ii) as of the date hereof, no Default or Event of Default has occurred and is continuing.
     5. Conditions Precedent to Effectiveness. Sections 1, 2 and 3 hereof shall not become effective until the first date (such date being referred to as the “Effective Date”) on which each of the following conditions shall have been satisfied:
     (a) the Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of the Exiting Lender, the Borrower and the Lenders (other than the Exiting Lender) representing at least the Required Lenders or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that each such party has signed a counterpart of this Agreement; and
     (b) the Borrower shall have received from the Exiting Lender on or prior to the Effective Date an amendment fee in an amount to be agreed upon by the Exiting Lender and the Borrower.
     6. Mutual Release. The Borrower and the Exiting Lender hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which they may have or claim to have against the other or the other’s agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) arising out of or in connection with the Credit Documents (collectively, the

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“Claims”). The Borrower and the Exiting Lender further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims and from exercising any right of recoupment or setoff that it may have under a master netting agreement or otherwise against any Released Party with respect to Obligations under the Credit Documents. Each of the Released Parties shall be a third party beneficiary of this Section 6.
     7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Exiting Lender, the Lenders and the Borrower.
     8. Limitation. Each party hereto hereby agrees that this Agreement is not inconsistent with the terms of the Credit Agreement.
     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     11. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
     12. Interpretation. This Agreement shall constitute a Credit Document for the purposes of the Credit Agreement and the other Credit Documents.
     13. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
     (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating

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to this Agreement in any court referred to in paragraph (b) of this Section 13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LEHMAN BROTHERS COMMERCIAL BANK
By:	/s/ Darren S. Lane
	Name:	Darren S. Lane
	Title:	Operations Officer

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH as Administrative Agent
By:	/s/ Andreas Neumeier
	Name:	Andreas Neumeier
	Title:	Managing Director

By:	/s/ Yvonne Tilden
	Name:	Yvonne Tilden
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

TIME WARNER CABLE INC. as Borrower
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasuer

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

Bank of America, N.A. as Lender
By:	/s/ Christopher Ray
Name:	Christopher Ray
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AGREEMENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
By:	/s/ Jose Carlos
	Name:	Jose Carlos
	Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

BARCLAYS BANK PLC as Lender
By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

BNP Paribas, as Lender
By:	/s/ Berangere Allen
	Name:	Berangere Allen
	Title:	Vice President

By:	/s/ Maria Bliznakova
	Name:	Maria Blitnakova
	Title:	Vice President
[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

Citibank, N.A., as Lender
By:	/s/ Julio Ojea-Quintana
	Name:	Julio Ojea-Quintana
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH as Lender
By:	/s/ Andreas Neumeier
	Name:	Andreas Neumeier
	Title:	Managing Director

By:	/s/ Yvonne Tilden
	Name:	Yvonne Tilden
	Title:	Director
[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

Fortis Bank SA/NV, New York Branch, as Lender
By:	/s/ Barbara E. Nash
	Name:	Barbara E. Nash
	Title:	Managing Director & Group Head

By:	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Director & Group Head
[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

GOLDMAN SACHS BANK USA as Lender
By:	/s/ John Makrinos
	Name:	John Makrinos
	Title:	Vice President

	Name:	John Makrinos
	Title:	Authorized Signatory
[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

GOLDMAN SACHS CREDIT PARTNERS, L.P. as Lender
By:	/s/ John Makrinos
	Name:	John Makrinos
	Title:	Vice President

	Name:	John Makrinos
	Title:	Authorized Signatory
[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

MIZUHO CORPORATE BANK, LTD., as Lender
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

MORGAN STANLEY BANK, N.A., as Lender
By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

The Royal Bank of Scotland plc, as Lender
By:	/s/ Vincent Fitzgerald
	Name:	Vincent Fitzgerald
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

Sumitomo Mitsui Banking Corporation, as Lender
By:	/s/ Yoshihire Hyakutome
	Name:	Yoshihire Hyakutome
	Title:	General Manager

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

Wachovia Bank, N.A. as Lender
By:	/s/ Joe Mynatt
	Name:	Joe Mynatt
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

The undersigned Guarantors acknowledge and agree
to the First Amendment Agreement and confirm that
all of their obligation under the Credit Documents
remain in full force and effect after giving effect
thereto and the transactions contemplated thereby:
[Signature Page Follows]

TIME WARNER ENTERTAINMENT COMPANY, L.P. as Guarantor
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

TW NY CABLE HOLDING INC., as Guarantor
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer